Exhibit 99.1

MEDCATH CONTACTS:

O. Edwin French	James E. Harris
President & Chief Executive Officer	Chief Financial Officer
(704) 708-6600	(704) 708-6600
MEDCATH CORPORATION ANNOUNCES PRELIMINARY FOURTH QUARTER AND FISCAL 2006 RESULTS
•	MedCath meets fiscal 2006 guidance.

•	MedCath reports net revenue and Adjusted EBITDA growth for fourth quarter and fiscal year 2006.
     CHARLOTTE, N.C. Nov. 3, 2006 — MedCath Corporation (“MedCath” or the “Company”) (Nasdaq: MDTH) announced today preliminary unaudited financial results for the fourth quarter and fiscal year ended September 30, 2006. The results are unaudited and do not include any potential adjustment related to the impairment of long-lived assets, as management’s evaluation of impairment is not complete. As a result, the final results could differ from the results described herein.
     During fiscal 2006, MedCath sold one hospital and announced its intent to sell another hospital. As a result, both of these hospitals are now reflected as discontinued operations in the 2006 preliminary results and 2005 actual results. The 2006 financial guidance was released prior to the Company announcing the sale or intent to sell these two hospitals. Therefore, the financial results provided below include the operations of nine consolidating hospitals, versus ten hospitals as disclosed during the third quarter of fiscal 2006 and eleven hospitals as disclosed during the first and second quarters of fiscal 2006 and the fiscal year 2005.
     Complete fourth quarter 2006 financial and operating results will be released by MedCath on November 16, 2006. Conference call details for the fourth quarter are provided below.
Preliminary, Unaudited Fourth Quarter 2006 Results
     For the quarter ended September 30, 2006, MedCath anticipates that net revenue, Adjusted EBITDA and income from continuing operations before income taxes and discontinued operations will be within the following range:

	Fourth Quarter 2006	Fourth Quarter 2005
	Preliminary Range	Actual
	($ in millions)	($ in millions)	% Change
Net revenue	$176.0 to $178.0	$167.9	4.8% to 6.0%
Adjusted EBITDA	$25.4 to $25.8	$23.5	8.1% to 9.8%
Income from continuing operations before income taxes and discontinued operations	$7.2 to $7.7	$0.2	—
No. of consolidating hospitals	9	9

     MedCath’s fourth quarter 2006 preliminary results include prior period reimbursement adjustments that had a $1.8 million favorable impact to net revenue and Adjusted EBITDA and a $1.6 million favorable impact to income from continuing operations before income taxes and discontinued operations. The 2006 preliminary results also include a $233,000 unfavorable adjustment to Adjusted EBITDA and income from continuing operations before income taxes and discontinued operations as a result of a settlement related to prior period rebate expenses.
     MedCath’s fourth quarter 2005 actual results include the impact of certain items that collectively had a $1.1 million favorable impact to Adjusted EBITDA and a $3.6 million negative impact to income from continuing operations before income taxes and discontinued operations as previously disclosed.
     Share-based compensation expense totaled $840,000 in the fourth quarter of 2006, compared to $1.5 million in the fourth quarter of 2005. Adjusted EBITDA disclosed above does not include this expense but the expense is included as a component of income from continuing operations before income taxes and discontinued operations.
Preliminary, Unaudited Fiscal 2006 Results
     For the fiscal year ended September 30, 2006, MedCath anticipates that its net revenue, Adjusted EBITDA, and income from continuing operations before income taxes and discontinued operations will be within the following range:

	Fiscal Year 2006	Fiscal Year 2005
	Preliminary Range	Actual
	($ in millions)	($ in millions)	% Change
Net revenue	$705.0 to $707.0	$672.0	4.9% to 5.2%
Adjusted EBITDA	$96.6 to $97.0	$94.2	2.5% to 3.0%
Income from continuing operations before income taxes and discontinued operations	$11.0 to $11.5	$13.3	(17.3)% to (13.5)%
No. of consolidating hospitals	9	9

     MedCath’s fiscal year 2006 preliminary results include the impact of certain items that collectively had a $1.4 million negative impact to net revenue, a $2.7 million negative impact to Adjusted EBITDA and a $2.9 million negative impact to income from continuing operations before income taxes and discontinued operations.
     During fiscal 2006, MedCath sold one hospital and announced its intent to sell another hospital. As a result, both of these hospitals are now classified as discontinued operations in the 2006 preliminary results and 2005 actual results. The fiscal 2006 net revenue guidance released in February 2006 was $780 million to $800 million. Taking the hospitals now classified as discontinued operations into consideration, the fiscal 2006 net revenue guidance would have been reflected as $689 million to $709 million. MedCath’s 2006 preliminary results fall within the range of previously released guidance for fiscal 2006 after the discontinued operations are taken into consideration.

     MedCath’s fiscal year 2005 actual results include the impact of certain items that collectively had a $1.1 million negative impact to Adjusted EBITDA and a $3.6 million negative impact to income from continuing operations before income taxes and discontinued operations as previously disclosed.
     Share-based compensation expense totaled $13.2 million in fiscal 2006, compared to $1.5 million in fiscal 2005. Adjusted EBITDA disclosed above does not include this expense but the expense is included as a component of income from continuing operations before income taxes and discontinued operations.
Fourth Quarter Earnings Call
     MedCath Corporation (Nasdaq: MDTH) will host a conference call Thursday, November 16, at 10 a.m. Eastern Time to discuss results from its fourth quarter ended September 30, 2006. The company will issue a press release announcing those results prior to the earnings call.

What:	Fourth Quarter Earnings Conference Call

When:	10:00 a.m. ET, Thursday, November 16, 2006

How:	Dial-in conference call (877) 697-5351 (domestic callers), (706) 634-0602 (international callers) Conference ID: MedCath

Live web cast at www.medcath.com

Contacts:	O. Edwin French, President & CEO James Harris, CFO
     The conference call will be archived and accessible by dialing (800) 642-1687 (domestic callers) or (706) 645-9291 (international callers). The archived conference ID is 9786092. The call will be accessible until 11:59 p.m. ET on November 23, 2006. It also will be available on the company’s web site (www.medcath.com) on or immediately following November 16 for 30 days.
Use of Non-GAAP Financial Measures
     This release contains measures of MedCath’s historical financial performance that are not calculated and presented in conformity with generally accepted accounting principles (“GAAP”), including Adjusted EBITDA. Adjusted EBITDA represents MedCath’s income from continuing operations before income taxes and discontinued operations; interest expense; interest and other income, net; income tax expense; depreciation; amortization; share-based compensation expense; gain or loss on disposal of property, equipment and other assets; impairment of long-lived assets; equity in net earnings of unconsolidated affiliates; and minority interest. MedCath’s management uses Adjusted EBITDA to measure the performance of the company’s various operating entities, to compare actual results to historical and budgeted results, and to make capital allocation decisions. Management provides Adjusted EBITDA to investors to assist them in performing their analysis of MedCath’s historical operating results. Further, management believes that many investors in MedCath also invest in, or have knowledge of, other healthcare companies that use Adjusted EBITDA as a financial performance measure. Because Adjusted EBITDA is a non-GAAP measure, Adjusted EBITDA, as defined above, may not be comparable to other similarly titled measures of other companies. MedCath has included a supplemental schedule that accompanies this press release that reconciles Adjusted EBITDA to MedCath’s income from continuing operations before income taxes and discontinued operations.

     MedCath Corporation, headquartered in Charlotte, N.C., is a healthcare provider focused primarily on the diagnosis and treatment of cardiovascular disease. MedCath focuses on serving the unique needs of patients suffering from cardiovascular disease. MedCath owns interests in and operates eleven hospitals with a total of 667 licensed beds, located in Arizona, Arkansas, California, Louisiana, New Mexico, Ohio, South Dakota, and Texas. In addition, MedCath manages the cardiovascular program at various hospitals operated by other parties. Further, MedCath provides cardiovascular care services in diagnostic and therapeutic facilities located in various states.
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     Parts of this announcement contain forward-looking statements that involve risks and uncertainties. Although management believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic, regulatory and competitive uncertainties and contingencies that are difficult or impossible to predict accurately and are beyond our control. Actual results could differ materially from those projected in these forward-looking statements. We do not assume any obligation to update these statements in a news release or otherwise should material facts or circumstances change in ways that would affect their accuracy.
     These various risks and uncertainties are described in detail in “Risk Factors” in MedCath’s Amendment No. 1 to Form S-3 filed with the Securities and Exchange Commission on October 26, 2006. A copy of this registration statement is available on the internet site of the Securities and Exchange Commission at http://www.sec.gov.